Exhibit 99.2

INDEX OF FINANCIAL STATEMENTS

Description	Page Number

Report of Independent Registered Public Accounting Firm	20
Statement of Assets Acquired and Liabilities Assumed at December 4, 2009	21
Notes to Statement of Assets Acquired and Liabilities Assumed	22-30

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Southern National Bancorp of Virginia, Inc.

McLean, Virginia

We have audited the accompanying statement of assets acquired and liabilities assumed by SonaBank (a wholly owned subsidiary of Southern National Bancorp of Virginia, Inc. pursuant to the Purchase and Assumption Agreement dated December 4, 2009. This statement of assets acquired and liabilities assumed is the responsibility of the Company’s management. Our responsibility is to express an opinion on the statement of assets acquired and liabilities assumed based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets acquired and liabilities assumed referred to above present fairly, in all material respects, the statement of assets acquired and liabilities assumed by SonaBank (a wholly owned subsidiary of Southern National Bancorp of Virginia, Inc.) at December 4, 2009, in conformity with U.S. generally accepted accounting principles.

By:	/s/ Crowe Horwath LLP
Crowe Horwath LLP

Louisville, Kentucky

February 16, 2010

Statement of Assets Acquired and Liabilities Assumed

from Greater Atlantic Bank by Southern National Bancorp of Virginia, Inc.

(in thousands)

December 4, 2009
Assets
Cash and cash equivalents	$23,222
Cash received from FDIC	26,991
Securities available-for-sale	28,051
Covered loans	113,564
Federal Home Loan Bank stock	1,513
Covered other real estate owned	989
Core deposit intangible	1,205
FDIC indemnification asset	19,408
Other assets	657

Total assets acquired	$215,600

Liabilities
Noninterest-bearing deposits	$9,168
Interest-bearing deposits	169,508

Total deposits	178,676
FHLB advances	25,357
Other liabilities	407

Total liabilities	$204,440

Net assets acquired	$11,160

Deferred tax impact	3,794

Net assets acquired, including deferred tax	$7,366

The accompanying notes are an integral part of this financial statement.

SOUTHERN NATIONAL BANK OF VIRGINIA, INC.

NOTES TO THE STATEMENT OF ACQUIRED ASSETS

AND ASSUMED DEPOSITS FROM GREATER ATLANTIC BANK

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Southern National Bancorp of Virginia, Inc. (“SNBV”) is a corporation formed on July 28, 2004 under the laws of the Commonwealth of Virginia and is the holding company for Sonabank, N. A. (“Sonabank”) a national bank chartered on April 14, 2005, under the laws of the United States of America. On January 1, 2009, Sonabank changed from a nationally chartered bank to a state chartered bank and moved its headquarters from Charlottesville to McLean, Virginia.

The accounting policies and practices of SNBV and subsidiary conform to U. S. generally accepted accounting principles and to general practice within the banking industry.

As described in Note 2, Sonabank acquired certain assets and assumed certain liabilities of the former Greater Atlantic Bank (“Greater Atlantic”) in an FDIC-assisted transaction (the “Greater Atlantic acquisition”) on December 4, 2009. The acquisition of the net assets of Greater Atlantic constitutes a business acquisition as defined by the Business Combinations topic (ASC 805). The Business Combinations topic establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquirer. Accordingly, the acquired assets, including the FDIC indemnification asset and core deposit intangible, and the assumed liabilities in the Greater Atlantic acquisition were measured and recorded at the estimated fair value at the December 4, 2009 acquisition date. A deferred tax liability was also recorded on this transaction.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date reflecting assumptions that a market participant would use when pricing an asset or liability. In some cases, the estimation of fair values requires management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. We describe below the methods used to determine the fair values of the significant assets acquired and liabilities assumed. ASC 820-10 establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability

SOUTHERN NATIONAL BANK OF VIRGINIA, INC.

NOTES TO THE STATEMENT OF ACQUIRED ASSETS

AND ASSUMED DEPOSITS FROM GREATER ATLANTIC BANK

Cash and cash equivalents

These items are liquid and short-term in nature. The contractual amounts of these acquired assets approximate their fair values.

Securities available-for-sale and Federal Home Loan Bank Stock

The fair value for securities available-for-sale was based on observable market information obtained from an independent pricing service at the individual security level as of the acquisition date and is considered level 2 pricing. The fair value of acquired Federal Home Loan Bank (“FHLB”) stock was estimated to be its cost basis.

Covered loans

We refer to the loans acquired in the Greater Atlantic acquisition as “covered loans” as we will be reimbursed by the FDIC for a substantial portion of any future losses on them under the terms of the loss sharing agreement. At the December 4, 2009 acquisition date, we estimated the fair value of the Greater Atlantic loan portfolio at $113.6 million, which represents the expected cash flows from the portfolio discounted at a market-based rate. In estimating such fair value, we (a) calculated the contractual amount and timing of undiscounted principal and interest payments (the “undiscounted contractual cash flows”) and (b) estimated the amount and timing of undiscounted expected principal and interest payments (the “undiscounted expected cash flows”). The amount by which the undiscounted expected cash flows exceed the estimated fair value (the “accretable yield”) is accreted into interest income over the life of the loans. The difference between the undiscounted contractual cash flows and the undiscounted expected cash flows is the nonaccretable difference. The nonaccretable difference represents an estimate of the credit risk in the Greater Atlantic loan portfolio at the acquisition date.

In calculating expected cash flows, management made several assumptions regarding prepayments, collateral cash flows, the timing of defaults and the loss severity of defaults. For performing loans discount rates ranged from 3.91% to 10.39%, prepayment speeds ranged from 5% to 33%, and default rates ranged from 2.5% to 5%. For nonperforming covered loans the discount averaged 35% of appraised value. Other factors considered in determining the fair value of acquired loans included loan level estimated cash flows, type of loan and related collateral, risk classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing and current discount rates. Fair values are considered to be level 3 pricing.

FDIC indemnification asset

The FDIC indemnification asset is measured separately from each of the covered asset categories as it is not contractually embedded in any of the covered asset categories. For example, the indemnification asset related to estimated future loan losses is not transferable should we sell a loan prior to foreclosure or maturity. The fair value of the indemnification asset represents the present value of the estimated cash payments expected to be received from the FDIC for future losses on covered assets based on the credit adjustment estimated for each covered asset and the loss sharing percentages. The estimated gross cash flows associated with this receivable are $23.6 million. These cash flows were then discounted at a market-based rate to reflect the uncertainty of the timing and receipt of the loss sharing reimbursement from the FDIC. The discount rate ranged from 5.02% to 5.49%. The defaults were derived by a combination of the traditional defaults embedded in the interest rates/discount rates (2.09%) and unsystematic credit risk not embedded in the interest rates. Gross credit losses were estimated at $27.8 million for the acquired portfolio. The ultimate collectability of this asset is dependent upon the performance of the underlying covered assets, the passage of time and claims paid by the FDIC. Fair value is considered to be level 3 pricing.

SOUTHERN NATIONAL BANK OF VIRGINIA, INC.

NOTES TO THE STATEMENT OF ACQUIRED ASSETS

AND ASSUMED DEPOSITS FROM GREATER ATLANTIC BANK

Covered other real estate owned

Other real estate owned is presented at its estimated fair value less estimated costs to sell. The fair values were based mostly on appraisals prepared by qualified independent third party appraisers and are considered level 3 pricing. These assets are also covered by the FDIC indemnification asset. The discount rate averaged 35% of appraised values.

Core deposit intangible

The estimated fair value of the core deposit intangible assets was based on an independent valuation prepared by a qualified third party and is considered to be level 3 pricing. In determining the estimated life and valuation, deposits were analyzed based on factors such as type of deposit, deposit retention, interest rates and age of the deposit relationships. Discount rates were based on the 20 year risk-free interest rates, and included other considerations such as net maintenance costs, cost of funds, alternative costs of funds and projected runoff by account type. Based on this valuation, the core deposit intangible asset will be amortized on an accelerated basis over its estimated life, which was determined to be 10 years.

Deposits

The fair values used for demand and savings deposits are, by definition, equal to the amount payable on demand at the reporting date. The fair values for time deposits are estimated using a discounted cash flow method the applies interest rates currently being offered on time deposits to a schedule of aggregated contractual maturities of such time deposits and are considered to be level 2 pricing.

FHLB advances

The fair values for FHLB advances are estimated using a discounted cash flow method that applies current interest rates on similar borrowings to a schedule of aggregated contractual maturities of such borrowings and are considered level 2 pricing .

Use of Estimates

Management made a number of significant estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the statement of assets acquired and liabilities assumed. Management exercised significant judgment regarding assumptions about discount rates, future expected cash flows, including prepayments, default rates, market conditions and other future events that are highly subjective in nature, and subject to change, and all of which affected the estimation of the fair values of the net assets acquired in the Greater Atlantic acquisition. Actual results could differ from those estimates; others provided with the same information could draw different reasonable conclusions and calculate different fair values. Changes that may vary significantly from our assumptions include loan prepayments, the rate of default, the severity of defaults, the estimated market values of collateral at disposition, the timing of such disposition and deposit attrition.

NOTE 2 – FDIC-ASSISTED ACQUISITION

On December 4, 2009, the Bank acquired certain assets and assumed certain liabilities of Greater Atlantic Bank pursuant to the Agreement. A significant element of the Greater Atlantic

SOUTHERN NATIONAL BANK OF VIRGINIA, INC.

NOTES TO THE STATEMENT OF ACQUIRED ASSETS

AND ASSUMED DEPOSITS FROM GREATER ATLANTIC BANK

acquisition is the loss sharing agreement between the Bank and the FDIC. Under the loss sharing agreement with the FDIC, the FDIC will reimburse the Bank for a substantial portion of any future losses on loans and other real estate owned. We refer to the acquired assets subject to the loss sharing agreement collectively as “covered assets.” Under the terms of such loss sharing agreement, the FDIC will absorb 80% of losses and share in 80% of loss recoveries on the first $19 million of losses on the covered assets and absorb 95% of losses and share in 95% of loss recoveries with respect to losses exceeding $19 million. The loss sharing arrangement for non-residential and residential loans is in effect for 5 years and 10 years, respectively, from the December 4, 2009 acquisition date and the loss recovery provisions are in effect for 8 years and 10 years, respectively, from the acquisition date.

The Greater Atlantic acquisition has been accounted for under the acquisition method of accounting. The assets and liabilities, both tangible and intangible, were recorded at their estimated fair values as of the December 4, 2009 acquisition date. Such fair values are preliminary estimates and are subject to adjustment for up to one-year after the acquisition date. The application of the acquisition method of accounting resulted in a gain of $11.2 million, or $7.4 million after tax. Such gain represents the excess of the estimated fair value of the assets acquired over the estimated fair value of the liabilities assumed. A summary of the net assets received from the FDIC and the estimated fair value adjustments resulting in the net gain follows:

December 4, 2009 (in thousands)
GAB cost basis net liabilities acquired on December 4, 2009	$(6,154)
Cash received from the FDIC	26,991
Fair value adjustments:
Securities available-for-sale	(388)
Covered loans	(28,022)
Covered other real estate owned	(838)
Core deposit intangible	1,205
FDIC indemnification asset	19,408
Loan servicing asset	(100)
Intercompany receivable	(489)
Time deposit premium	(96)
FHLB advances	(357)
Income tax liability	(3,794)

Net after-tax gain from GAB acquisition	$7,366

The net gain represents the excess of the estimated fair value of the assets acquired over the estimated fair value of the liabilities assumed and is influenced significantly by the FDIC-assisted transaction process. Under the FDIC-assisted transaction process, only certain assets and liabilities are transferred to the acquirer, and, depending on the nature and amount of the acquirer’s bid, the FDIC may be required to make a cash payment to the acquirer. In the Greater Atlantic acquisition as shown in the above table, net liabilities of $6.2 million were transferred to us and the FDIC made a cash payment to us of $27.0 million.

SOUTHERN NATIONAL BANK OF VIRGINIA, INC.

NOTES TO THE STATEMENT OF ACQUIRED ASSETS

AND ASSUMED DEPOSITS FROM GREATER ATLANTIC BANK

NOTE 3 –SECURITIES AVAILABLE-FOR-SALE

We acquired $28.1 million of securities available-for-sale at estimated fair market value in the Greater Atlantic acquisition. A week later we sold $14.4 million of those securities (mostly odd lot and other securities not meeting our investment criteria) at a net loss of $388 thousand which is reflected as an adjustment to fair value and included in the computation of the gain on the acquisition. We retained the SBA guaranteed loan pools.

The following table presents the composition of the securities available-for-sale portfolio acquired at December 4, 2009 (in thousands):

Fair Value
Residential government-sponsored mortgage-backed securities	$8,734
Residential government-sponsored collateralized mortgage obligations	2,357
SBA guaranteed loan pools	13,597
Other securities	3,363

Total securities available-for-sale	$28,051

The fair value of the securities available-for-sale is shown by expected maturity. Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

Fair Value
(in thousands)
Maturity
Available-for-sale
One to five years	$3,065
Five to ten years	1,679
Beyond ten years	12,216
Mortgage-backed securities and collateralized mortgage obligations	11,091

Total	$28,051

SOUTHERN NATIONAL BANK OF VIRGINIA, INC.

NOTES TO THE STATEMENT OF ACQUIRED ASSETS

AND ASSUMED DEPOSITS FROM GREATER ATLANTIC BANK

NOTE 4 – COVERED LOANS

The composition of loans covered by loss sharing agreement at December 4, 2009 follows (in thousands):

	Credit Impaired Loans	Other Loans	Total Loans
Commercial loans	$1,876	$3,569	$5,445
Commercial real estate loans	3,050	29,052	32,102
Construction and land loans	5,649	402	6,051
Consumer loans	—	70	70
Home equity lines of credit	—	56,700	56,700
Residential real estate loans	—	41,218	41,218

Total loans (at contract)	$10,575	$131,011	$141,586
Total discount (resulting from acquisition date fair value adjustments)	(4,329)	(23,693)	(28,022)

Net loans (at fair value)	$6,246	$107,318	$113,564

The amount by which the undiscounted expected cash flows exceed the estimated fair value (the “accretable yield”) totals $12.1 million and is accreted into interest income over the life of the loans. The difference between the undiscounted contractual cash flows and the undiscounted expected cash flows is the nonaccretable difference. The nonaccretable difference totals $15.9 million and represents an estimate of the credit risk in the Greater Atlantic loan portfolio at the acquisition date.

Covered loans under loss sharing agreements with the FDIC are reported in loans exclusive of the estimated FDIC indemnification asset. The covered loans acquired in the Greater Atlantic transaction are and will continue to be subject to our internal and external credit review. As a result, if and when credit deterioration is noted subsequent to the December 4, 2009 acquisition date, such deterioration will be measured through our loss reserving methodology and a provision for credit losses will be charged to earnings with a partially offsetting noninterest income item reflecting the increase to the FDIC indemnification asset.

Credit-impaired covered loans are those loans showing evidence of credit deterioration since origination and it is probable, at the date of acquisition, that SNBV will not collect all contractually required principal and interest payments. Generally, acquired loans that meet SNBV’s definition for nonaccrual status fall within the definition of credit-impaired covered loans.

SOUTHERN NATIONAL BANK OF VIRGINIA, INC.

NOTES TO THE STATEMENT OF ACQUIRED ASSETS

AND ASSUMED DEPOSITS FROM GREATER ATLANTIC BANK

NOTE 5 – DEPOSITS

Deposits assumed are composed of the following at December 4, 2009 (in thousands):

Amount
Noninterest-bearing deposits	$9,168
Interest-bearing deposits:
Savings accounts	1,709
Money market accounts	39,733
NOW accounts	9,115
Time deposits	118,855
Time deposit fair value adjustment	96

Total deposits (at fair value)	$178,676

Time deposits of $100 thousand or more totaled $49.1 million and there were no brokered deposits at December 4, 2009.

At December 4, 2009, scheduled maturities of time deposits were as follows (in thousands):

Amount
Year one	$98,635
Year two	14,171
Year three	2,706
Year four	1,078
Year five	2,172
Thereafter	93

$118,855

SOUTHERN NATIONAL BANK OF VIRGINIA, INC.

NOTES TO THE STATEMENT OF ACQUIRED ASSETS

AND ASSUMED DEPOSITS FROM GREATER ATLANTIC BANK

NOTE 6 – INTANGIBLE ASSETS

The estimated fair value of the core deposit intangible assets in the amount of $1.2 million was based on an independent valuation prepared by a qualified third party. In determining the estimated life and valuation, deposits were analyzed based on factors such as type of deposit, deposit retention, interest rates and age of the deposit relationships. Based on this valuation, the core deposit intangible asset will be amortized on an accelerated basis over its estimated life, which was determined to be 10 years. The estimated amortization expense follows (in thousands):

Estimated Amortization Expense
2010	$201
2011	176
2012	155
2013	136
2014	120
Thereafter	417

$1,205

The FDIC indemnification asset is measured separately from each of the covered asset categories as it is not contractually embedded in any of the covered asset categories. For example, the indemnification asset related to estimated future loan losses is not transferable should we sell a loan prior to foreclosure or maturity. The fair value of the indemnification asset in the amount of $19.4 million represents the present value of the estimated cash payments expected to be received from the FDIC for future losses on covered assets based on the credit adjustment estimated for each covered asset and the loss sharing percentages. The estimated gross cash flows associated with this receivable are $23.6 million. These cash flows were then discounted at a market-based rate to reflect the uncertainty of the timing and receipt of the loss sharing reimbursement from the FDIC. The ultimate collectability of this asset is dependent upon the performance of the underlying covered assets, the passage of time and claims paid by the FDIC.

SOUTHERN NATIONAL BANK OF VIRGINIA, INC.

NOTES TO THE STATEMENT OF ACQUIRED ASSETS

AND ASSUMED DEPOSITS FROM GREATER ATLANTIC BANK

The difference between the gross cash flows and the fair value of the indemnification assets, $4.2 million, will be amortized on an accelerated basis over the estimated life of approximately 24 years. The estimated amortization expense follows (in thousands):

Estimated Amortization Expense
2010	$824
2011	580
2012	489
2013	424
2014	369
Thereafter	1,550

$4,236

NOTE 7 – BORROWINGS

The FHLB advances acquired at December 4, 2009, were convertible callable advances with a fair value of $25.4 million. The advances had maturities ranging from January 2010 through May 2010 and a weighted average interest rate of 5.92%. We repaid the advances with a prepayment penalty on December 9, 2009.

NOTE 8 – DEFERRED INCOME TAXES

The deferred tax liability of $3.8 million as of December 4, 2009 is included in other liabilities and is related to the difference between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction. For income tax purposes, the Greater Atlantic acquisition will be accounted for as an asset purchase and the tax bases of assets acquired will be allocated based on fair values in accordance with the Internal Revenue Code and related regulations. We did not acquire any of the tax attributes of Greater Atlantic’s assets and liabilities.

NOTE 9 – SUBSEQUENT EVENTS

Subsequent events are events and transactions that occur after the balance sheet date but before financial statements are issued or are available to be issued. The effects of subsequent events and transactions are recognized in the financial statements when they provide additional evidence about conditions that existed at the balance sheet date. We have evaluated events and transactions occurring subsequent to December 4, 2009, through February 16, 2010, the date of filing of this report. Such evaluation resulted in no adjustments to the accompanying financial statement.